Exhibit 99.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, effective as of the June 30, 2021 (the “Closing Date”) by and between Custodian Ventures LLC, a Wyoming limited liability company (“Seller”) and Cardone Ventures LLC (“Buyer”).

WHEREAS, Seller owns (i) 81,010,654 shares of common stock, par value $.001 per share, and (ii) 10,000,000 shares of Preferred Stock, par value $.001 per share, (collectively, the “Shares”) of Moveix Inc. a Nevada corporation (the “Company”). This Agreement provides for the acquisition of the Shares by Buyer for a total purchase price of Two Hundred Fifty Thousand U.S. Dollars ($250,000) (the “Purchase Price”) on the terms and conditions set forth below.

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:

ARTICLE I

SALE AND PURCHASE OF THE SHARES

Section 1.1 Closing. The purchase of the Shares shall be consummated at a closing (“Closing”) to take place at 1:00 o’clock p.m., at the offices of Matthew McMurdo, Esq. 1185 Avenue of the Americas, 3rd Floor New York, New York 10036 on the Closing Date, or by electronic transmission of documents and signatures, as agreed to by the parties.

Section 1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing, Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares.

Section 1.3 Purchase Price. The Purchase Price for the Shares shall be paid directly to Seller on the Closing Date by wire transfer or other form of immediately available good funds against delivery of the stock power in the form as attached hereto as Exhibit A (the “Stock Power”) to transfer the Shares to the Buyer. The Seller represents and warrants that the Shares are not certificated.

Section 1.4 Waiver. Effective as of the Closing, Seller shall, and hereby does, waive any and all loans payable to it or to David Lazar by the Company (the “Waiver”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to and to obtain the reliance of Buyer, Seller represents and warrants to Buyer that each of the following are true, correct, and complete as of the Closing Date and will be correct and complete as of the Closing. All references in this Agreement to “knowledge of the Seller” shall mean the actual knowledge, after reasonable investigation, of the Seller and its sole manager, David Lazar. The Seller has no officers or any member or manager other than David Lazar.

Section 2.1 No Conflict, Authority. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement or instrument to which Seller is a party or to which the Shares are subject. Seller has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2 Title to the Shares. Seller owns of record and beneficially the Shares of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

Section 2.3 Tax Matters. The Shares are not subject to any lien arising in connection with any failure or alleged failure to pay tax. There is no pending, threatened, or proposed audits, assessments or claims from any tax authority for deficiencies, penalties, or interest with respect to Seller that would affect the Shares.

Section 2.4 Due Diligence Materials Provided. Seller has provided Buyer with true and accurate copies of all corporate books and records relating to the Company in Seller’s possession or control. Seller does not have any actual knowledge of any liability or obligation of the Company other than is reflected in said books and records.

Section 2.5 Brokers and Finders. The Seller represents and warrants that Seller has made no agreements involving any fees of any type that relate to this Agreement and that would involve the Buyer, including but not limited to broker’s fee, finder’s fees or any similar compensation arrangement.

Section 2.6 Authorized Shares. As of the Closing (i) the total number of authorized shares of common stock of the Company is 200,000,000 par value $0.001 per share, and that the total number of shares of common stock of the Company issued and outstanding shall be 87,230,654 (ii) the total number of authorized shares of preferred stock of the Company is 10,000,000, par value $0.001 per share, and that the total number of shares of said preferred stock of the Company issued and outstanding is 10,000,000 shares of Series A Preferred Stock.

Section 2.7 Litigation. To the knowledge of the Seller, (i) there is no claim, legal action, suit, arbitration, investigation or hearing, notice of claims or other legal, administrative or governmental proceedings pending or, to the knowledge of the Seller, threatened against the Seller or the Company; and (ii) there is no continuing order, injunction, or decree of any court, arbitrator, or governmental or administrative authority to which the Seller or the Company is a party or to which it or any of its assets is subject.

Section 2.8 Liabilities. To the knowledge of the Seller, there are no liabilities of the Company, other than liabilities to be waived in the Waiver. This assumption is based upon the proof of claims and the bar from claims proceedings connected to the Custodianship.

Section 2.9 Preferred Shares. Other than the Series A Preferred Stock subject to the transaction hereunder, there are no other classes of Preferred stock outstanding.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to and to obtain the reliance of Seller, Buyer represents and warrants to Seller that each of the following are true, correct, and complete as of the Closing Date and will be correct and complete as of the Closing. All references in this Agreement to “knowledge of the Buyer” shall mean the actual knowledge, after reasonable investigation.

Section 3.1 No Conflict, Authority. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement or instrument to which Buyer is a party. Buyer has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement.

Section 3.2 Restricted Shares. Buyer acknowledges that the Shares purchased have not been registered under the Securities Act or any state securities laws, will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Act which relate to private offerings, will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and the Buyer must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt therefrom. Buyer acknowledges that the shares shall bear restrictive legends.

Section 3.3 Buyer’s Sophistication. Buyer is an accredited investor, as defined in Rule 501 pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Buyer (i) acknowledges that the purchase of Shares involves a high degree of risk in that the Company has no current business operations or plans and may require substantial funds; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction; (iv) that the sale of the Shares to Buyer is not registered with the US Securities and Exchange Commission or with the securities administrator of any state; (v) that the Shares are being sold pursuant to an exemption from such registration requirements; and (vi) the Shares are “restricted securities” that will bear a restrictive legend prohibiting their further transfer without registration or any exemption therefrom. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Buyer or its advisors. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. At no time was Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Buyer is not purchasing the Shares acquired by Buyer hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Shares acquired by Buyer hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement. Buyer is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Shares. Further, Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

Section 3.4 Brokers and Finders. The Buyer represents and warrants that Buyer has made no agreements involving any fees of any type that relate to this Agreement and that would involve the Seller, including but not limited to broker’s fee, finder’s fees or any similar compensation arrangement.

Section 3.5 Due Diligence Materials Provided. Buyer acknowledges that Seller has provided Buyer provided Buyer with true and accurate copies of all corporate books and records relating to the Company in Seller’s possession or control. Buyer acknowledges that Seller has only recently become the controlling shareholder of the Company and has obtained control of the Company through court process which, by its nature, provides Seller with only very limited information regarding the Company, its history, its financial condition and any potential debts, obligations, liabilities or other claims. Buyer understands that there may be significant obligations, claims or other obligations against the Company of which the Seller is unaware that would make the Company unsuitable for the business operations therein contemplated by Buyer, and Buyer expressly assumes such risk.

ARTICLE IV

EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 4.1 Seller’s Delivery. On the Closing Date, the Seller shall deliver the following to Buyer or the transfer agent, as applicable, conditioned upon (i) all of Buyer’s representations and warranties set forth in Article III, above, shall be true and correct as of the Closing, and (ii) Buyer’s performance of its delivery obligations in section 4.2, below:

(a)	The Stock Power. If necessary, after the sale closes the Seller shall also execute such other certificates or other documents reasonably necessary to transfer the Shares to Buyer.
(b)	Written consent from the Company’s board of directors appointing Buyer’s designee to the board of directors, effective upon Closing.
(c)	Written resignation from all members of the Company’s board of directors excepting only Buyer’s designee, effective upon Closing.
(d)	A written resignation from all officers of the Company, effective upon Closing.
(e)	A current list of shareholders.
(f)	A written waiver and release from Seller in favor of the Company of any debt obligation owed to Seller, as described in the Waiver.
(g)	EDGAR codes.

Section 4.2 Buyer’s Delivery. On the Closing Date, Buyer shall deliver the following to Seller, conditioned upon (i) all of Seller’s representations and warranties set forth in Article II, above, shall be true and correct as of the Closing, and (ii) Buyer’s performance of its delivery obligations in section 4.1, above:

(a)	Purchase Price in immediately available funds.
(b)	A written consent to serve on the Company’s board of directors by the Buyer’s nominee, effective upon Closing, including the nominee’s mailing address.
(c)	A written consent from Buyer’s nominee to serve as the President and as other officers of the Company, effective upon Closing, including the nominee’s mailing address.
(d)	A written consent from the Buyer’s nominee to the board of directors, acting in his or her capacity as the sole director of the Company, appointing Buyer’s nominee to serve as President and to other offices of the Company, effective upon Closing.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notification of OTC Markets, FINRA and Nevada Secretary of State. Following the Closing, Buyer shall take the following actions, except as expressly stated below:

(a)	Notify OTC Markets or the SEC via EDGAR, of the new address for the Company, the new director(s) of the Company and the new officers of the Company, including its President. Buyer shall promptly pay any fees associated with this notice.
(b)	Notify FINRA corporate actions office, if required by its rules and procedures, of the change in control of the Company, the new address and resident agent for the Company, the new director(s) of the Company and the new officers of the Company, including its President, and the new controlling shareholder(s) of the Company. Buyer shall promptly pay any fees associated with this notice.
(c)	Notify the Nevada Secretary of State, by filing an annual list of officers and directors, when due, and by filing a change in resident agent notification, if applicable, of the address and resident agent for the Company, the new director(s) of the Company and the new officers of the Company, including its President. Buyer shall promptly pay any fees associated with these filings.
(d)	Confirm to the other party hereto in writing via email, that the obligations pursuant to Sections 5.1(a), (b) and (c), above have been performed.

Section 5.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by overnight carrier or USPS via registered mail or certified mail, postage prepaid, addressed to the addresses set forth in this Agreement or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or sent. Any party may be provided notice via email, which notice shall be effective when sent to the party or its representative with return receipt requested and received.

Section 5.3 Attorneys’ Fees. Except as expressly provided herein, each party will be responsible for their own attorneys’ fees.

Section 5.4 Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence (a) the existence and terms of this Agreement and the transactions contemplated hereby, and (b) all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In addition, no party shall issue any press release or other public announcement concerning this Agreement, its existence or the transactions contemplated by this Agreement, without the prior written approval of the remaining parties.

Section 5.5 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 5.6 Survival; Termination; Limitation of Seller’s Liability. The representations, warranties and covenants of the respective parties shall survive the Closing and the consummation of the transactions herein contemplated six (6) months after the Closing Date. In no instance shall the liability of Seller (including, without limitation its owners or managers) arising hereunder or by reason of or related to any of the transactions contemplated hereby exceed the amounts actually paid by Buyer to Seller under this Agreement.

Section 5.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 5.8 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 5.9 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 5.10 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 5.11 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party. This contract is between Seller and Buyer. No person or entity shall be deemed to be a third-party beneficiary of this Agreement.

Section 5.12 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 5.13 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 5.14 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; and (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof.

Section 5.15 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete sale contemplated by this agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this agreement.

Section 5.16 Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the state of Nevada applicable to agreements made and to be performed wholly within such jurisdiction and without regard to its conflicts of laws principles. Any dispute arising out of this Agreement shall be resolved in the state or federal courts sited in Clark County, Nevada to the exclusion of all other venues. The prevailing party in any such action shall be entitled to an award of costs and its reasonable attorney’s fees.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

Seller By: Custodian Ventures LLC. /s/ David Lazar Name: David Lazar Title: Manager	Buyer By: Cardone Ventures LLC /s/ Dwayne Baker Name: Dwayne Baker Title: Managing Member
Address of Seller for Notices: Custodian Ventures, LLC Attn: David Lazar 3445 Lawrence Ave New York, NY 11572 E-mail: david@activistinvestingllc.com	Address of Buyer for Notices: Cardone Ventures, LLC Attn: Dwayne Baker 11201 NE 9th St., Ste. 320 Vancouver, WA 98684 E-mail: dbaker@cardoneventures.com

Exhibit A

IRREVOCABLE STOCK POWER

Moveix Inc.

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Custodian Ventures, LLC (“Seller”) hereby assigns, transfers, and conveys to Cardone Ventures LLC, all of Seller’s right, title, and interest in and to ten million (10,000,000) shares of Series A Preferred Stock, par value $0.0001 per share, of Moveix Inc., a Nevada corporation (the “Company”) and hereby irrevocably appoints the Chief Executive Officer, President and Secretary of the Company, and each of them, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: June 30, 2021

Seller Name: Custodian Ventures, LLC

By: /s/ David Lazar

Name: David Lazar

Title: Manager

A-1